UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: March 18, 2011

(Date of Earliest Event Reported)

Guidance Software, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-33197	95-4661210
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

215 North Marengo Avenue, Pasadena, California		91101
(Address of Principal Executive Offices)		(Zip Code)

(626) 229-9191

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

ITEM 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 16, 2011, the Board of Directors of Guidance Software, Inc. (the “Company”) adopted its Third Amended and Restated Bylaws (the “Bylaws”), which provide, among other things, that (i) except in contested elections and as otherwise provided in the Bylaws, directors of the Company shall be elected by a majority vote of stockholders (instead of by a plurality vote) and (ii) except as otherwise provided in the Bylaws, or as otherwise determined by the Board of Directors, the Chief Administrative Officer and General Counsel or Chief Legal Officer of the Company are officers who have express authority to execute contracts in the ordinary course of the Company’s business.

The above description of the Bylaws is only a summary of certain of the amendments and is qualified in its entirety by reference to the complete text of the Bylaws, a copy of which is filed hereto as Exhibit 3.1.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

3.1	Third Amended and Restated Bylaws of Guidance Software, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Guidance Software, Inc.

Date: March 18, 2011	By:	/s/ Mark E. Harrington
	Name:	Mark E. Harrington
	Title:	General Counsel and Corporate Secretary